                            AGREEMENT OF JOINT FILING


         The parties listed below agree that the Amendment No. 8 to Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 20, 2002
                                    AIMCO PROPERTIES, L.P.

                                    By: AIMCO-GP, INC.
                                        (General Partner)

                                    AIMCO-GP, INC.

                                    APARTMENT INVESTMENT AND
                                    MANAGEMENT COMPANY

                                    INSIGNIA PROPERTIES, L.P.

                                    AIMCO/IPT, INC.


                                    By: /s/ Patrick J. Foye
                                       ---------------------------------
                                       Executive Vice President
                                       of each of the foregoing entities